Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

TOM MILLIKEN, derivatively on behalf of HOSPITALITY INVESTORS TRUST, INC.,

Plaintiff,

v.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC, AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC, AMERICAN REALTY CAPITAL HOSPITALITY GRACE PORTFOLIO, LLC, AR CAPITAL, LLC, AR GLOBAL INVESTMENTS, LLC, NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, PETER M. BUDKO, EDWARD M. WEIL, BRIAN S. BLOCK, JONATHAN P. MEHLMAN, EDWARD T. HOGANSON, STANLEY R. PERLA, ABBY M. WENZEL, AND ROBERT H. BURNS,

Defendants,

-and-

HOSPITALITY INVESTORS TRUST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 18-CV-1757 (VEC)

STIPULATION AND AGREEMENT

OF SETTLEMENT, COMPROMISE, AND RELEASE

This Stipulation and Agreement of Compromise, Settlement, and Release dated February 3, 2020 (the “Stipulation”) is entered into between and among: Plaintiff Tom Milliken (“Plaintiff”); Hospitality Investors Trust, Inc. (f/k/a American Realty Capital Hospitality Trust, Inc.) (“HIT” or “Company”); the Special Litigation Committee (“SLC”, defined below); American Realty Capital Hospitality Advisors, LLC (“Advisor”); American Realty Capital Hospitality Properties, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (together “Property Managers”); AR Capital, LLC and AR Global Investments, LLC (together, “AR Capital” and collectively with the Advisor and Property Managers, the “AR Entity Defendants”); Nicholas S. Schorsch (“Schorsch”); William M. Kahane (“Kahane”); Peter M. Budko (“Budko”); Edward M. Weil (“Weil”); Brian S. Block (“Block” and collectively with Schorsch, Kahane, Budko, and Weil, the “AR Individual Defendants”); Stanley R. Perla (“Perla”); Abby M. Wenzel (“Wenzel”); Robert H. Burns (“Burns” and collectively with Perla and Wenzel, the “Independent Director Defendants”); Edward T. Hoganson (“Hoganson” and collectively with the AR Entity Defendants, the AR Individual Defendants, and the Independent Director Defendants, the “Stipulating Defendants”); and, Jonathan P. Mehlman (“Mehlman” and together with the Stipulating Defendants, the “Defendants”).

This Stipulation states all of the terms of the Settlement (as defined in ¶ 1.35) and is intended by the Defendants, Plaintiff, HIT, and SLC (collectively, the “Parties”), to fully, finally and forever resolve, discharge and settle the Settled Claims (as defined in ¶ 1.34), upon and subject to the terms and conditions hereof and subject to the approval of the Court.

I.             BACKGROUND AND PROCEDURAL HISTORY

WHEREAS:

A.           On July 14, 2017, Plaintiff sent a demand letter to the HIT Board of Directors (“Board”) demanding that the Board investigate and take action to remedy alleged breaches of fiduciary duty related to certain events including: (1) the November 11, 2015 amendment to the advisory agreement between the Company and Advisor (“Advisory Agreement”) pursuant to which the Company would make payments of asset management fees to the Advisor in the form of cash rather than in the form of subordinated participation interests in the Company’s operating partnership; and (2) the Company’s entry into the “Framework Agreement” on January 13, 2017 pursuant to which the Company would make payments to the Advisor and to the Property Managers in connection with the termination of the Advisory Agreement and the Company’s internalization of the Company’s management function (“July 2017 Demand”).

B.            Between August 2017 and December 2017, Plaintiff’s Counsel and the Company’s counsel had meetings and other communications relating to the July 2017 Demand, and the Company provided Plaintiff’s Counsel with non-public documents, subject to a non-disclosure agreement, relating to the July 2017 Demand.

C.            On December 12, 2017, Plaintiff sent a second demand letter, addressed to the Company’s outside counsel, demanding that the Board investigate and take action to remedy alleged breaches of fiduciary duty related to the Company’s property management arrangements with the Property Managers which Plaintiff contended were improper (“December 2017 Demand”).

D.            On February 26, 2018, Plaintiff initiated this derivative action, Milliken v. American Realty Capital Hospitality Advisors, LLC et al. in the United States District Court for the Southern District of New York, Case No. 18-CV-1757-VEC (“Derivative Action”), asserting derivative claims on behalf of the Company for breach of fiduciary duty, waste of corporate assets, aiding and abetting breach of fiduciary duty, breach of contract, and unjust enrichment, and seeking declaratory judgment. The Derivative Action complaint contained, inter alia, the facts and claims contained in the July 2017 Demand and December 2017 Demand.

E.            On March 15, 2018, a second Company stockholder, Dr. Stuart Wollman (“Wollman”), sent a demand letter to the Board which generally restated many of the claims asserted in the Derivative Action (“Wollman Demand Letter”).

F.            On March 21, 2018 and May 1, 2018, the Board of Directors adopted resolutions forming a Special Litigation Committee (“SLC”) vested with the authority to investigate the allegations made in connection with Plaintiff’s July 2017 Demand and December 2017 Demand, the Derivative Action, and the Wollman Demand Letter, and to evaluate whether the Company should allow the claims asserted in the Derivative Action to proceed, to prepare any reports, and take such other actions that the SLC deems appropriate in its sole authority. The SLC was comprised of two of the Company’s independent directors, Stephen P. Joyce and Edward A. Glickman.

G.            On July 23, 2018, Plaintiff filed with the Court his Amended Complaint in the Derivative Action, which added a derivative claim for violations of Section 14(a) of the Securities Exchange Act of 1934, as amended, against Kahane, Mehlman, Hoganson, Wenzel, Perla, and Burns.

H.            On August 7, 2018, the Court entered an order staying the Derivative Action pending the SLC’s investigation.

I.              Between May 2018 and October 2019, the SLC with the assistance of independent counsel and experts, conducted an investigation into the allegations raised in the Derivative Action, the July 2017 Demand, the December 2017, and the Wollman Demand Letter, including collecting and reviewing documents from the Company (700 gigabytes of electronic data) and conducting 19 separate interviews with 10 individuals.

J.             On April 16, 2019 the Company filed with the Securities and Exchange Commission (“SEC”) its annual report for 2018 on Form 10-K in which the Company announced that:

(1) the SLC had determined it appropriate for the Company to pursue certain claims asserted in the Derivative Action against Schorsch, Kahane, Budko, Weil, Block, the Advisor, the Property Managers, and AR Capital, and not pursue other claims;

(2) the SLC and Mehlman, the current CEO of the Company, had reached a settlement-in-principle, subject to signing a definitive settlement agreement and Court approval; and

(3) the SLC had determined that it was not appropriate to pursue claims against Hoganson, Perla, Wenzel, or Burns.

K.            Between June and December 2019, counsel for the Plaintiff, HIT, the SLC and Stipulating Defendants engaged in extensive discussions concerning a potential global resolution of the Derivative Action.

L.             On September 11, 2019, an in-person mediation session in New York City was held with the Honorable James R. Epstein (retired), a JAMS mediator.

M.           On October 11, 2019, the SLC issued its 147-page report (“SLC Report”) and submitted the SLC Report to the Court.

N.            On November 8, 2019, another in-person mediation session was held with Lawrence W. Pollack, Esquire, a JAMS mediator.

O.            On November 15, 2019, counsel for the Parties appeared before the Court for a status hearing, and the Court lifted the stay in the Derivative Action.

P.             Following the November 8, 2019 mediation session with Mr. Pollack, Plaintiff, HIT, the SLC and Stipulating Defendants engaged in frequent settlement discussions through Mr. Pollack.

Q.            On December 27, 2019, after months of extensive discussions, arm’s-length negotiations, participation in in-person and telephonic mediation sessions with Mr. Pollack and Judge Epstein, and exchange of settlement proposals and counter-proposals, Plaintiff, HIT, the SLC and Stipulating Defendants reached an agreement-in-principle concerning the proposed settlement of the Derivative Action.

R.            The Defendants deny the allegations asserted in the Derivative Action, the July 2017 Demand and December 2017 Demand, and deny all liability for the claims alleged therein.

S.             On the basis of its investigation, the SLC has determined that the Settlement described herein is fair, reasonable, adequate, and in the best interests of the Company and its stockholders.

T.            On the basis of information available to them, including publicly available information and the information secured prior to and after the filing of the Derivative Action, Plaintiff’s Counsel have determined that the Settlement described herein is fair, reasonable, adequate.

U.            The Parties wish to settle and resolve the claims asserted in, relating to, or arising out of the Derivative Action, including but not limited to those claims authorized by the SLC.

V.            The Parties, following arm’s-length negotiations, have reached an agreement set forth in this Stipulation, providing for the settlement of the Derivative Action on the terms and subject to the conditions set forth below, subject to the approval of the Court, and the Parties all believe the Settlement is in their best interests.

W.          On January 29, 2020, just two days before the Court-established deadline for the filing of this Stipulation and Motion for Preliminary Approval, Wollman and his counsel filed a complaint in the Court, designating it as a related case to this Action, against the Company and most of the Defendants, claiming common law fraud on behalf of himself and a putative class of Company investors. Stuart Wollman v. Hospitality Investors Trust, Inc., Civil Action No. 1:20-cv-00798 (S.D.N.Y.)(“Wollman Complaint”).  The Wollman Complaint fails to allege any distinct injury separate from any harm suffered by HIT and constitutes an improper attempt to convert derivative claims into direct claims. Dismissal with prejudice of the Wollman Complaint as to HIT and all Defendants who are named in that action shall be a condition precedent to the effectiveness of this Settlement. In all other respects, the Parties will proceed with all other steps contemplated by this Stipulation to secure final approval of this Settlement.  The defendants named in the Wollman Complaint intend to seek an expedited judicial determination dismissing the Wollman Complaint with prejudice and other appropriate relief.

X.            Plaintiff (with the concurrence of the Company and the SLC) has agreed to settle and release all Settled Claims (as defined in ¶ 1.34) pursuant to the terms and conditions of this Stipulation and subject to Court approval, after considering:  (a) the substantial benefits provided under the proposed Settlement; (b) the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, including the difficulties and delays inherent in such litigation, and the defenses to the claims alleged in the Derivative Action; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

II.            DEFENDANTS’ DENIAL OF LIABILITY AND WRONGDOING

The Defendants have denied, and continue to deny, each and every claim and contention alleged or asserted in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report, and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, to the extent they owed any such duties to HIT, and other legal obligations, at all times. Further, the Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report, and deny that they ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to the Company or its stockholders, or any wrongdoing whatsoever.

The AR Defendants further expressly maintain that all of the Settled Claims were barred by broad mutual releases entered between the AR Defendants and the Company in 2017, and that there is no basis to vitiate those binding releases. The Defendants state that they are entering into this Stipulation solely because the Settlement would eliminate the burden, disruption, and distraction inherent in further litigation. Had the terms of this Stipulation not been reached, the Defendants would have continued to contest vigorously the allegations in the Derivative Actions, and the Defendants maintain that they had and have meritorious defenses to all claims alleged or claims that could have been alleged in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report.

III.           TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, that in consideration of the benefits afforded herein, the Derivative Action shall be compromised, settled, released and dismissed with prejudice as to the Defendants, upon and subject to the following terms and conditions, and further subject to the approval of the Court:

1.             Definitions

As used in this Stipulation, in addition to the terms defined above, the following additional terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document related to the Settlement set forth in this Stipulation, the definitions set forth below shall control.

1.1           “Advisor” means American Realty Capital Hospitality Advisors, LLC.

1.2           “Advisory Agreement” means the Advisory Agreement by and among the Company, American Realty Capital Hospitality Operating Partnership, L.P., and the Advisor dated as of January 14, 2014, as amended.

1.3           “AR Capital” means AR Capital, LLC and AR Global Investments, LLC.

1.4           “AR Defendants” means AR Entity Defendants and AR Individual Defendants.

1.5           “AR Entity Defendants” means American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, AR Capital, LLC and AR Global Investments, LLC.

1.6           “AR Individual Defendants” means Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Edward M. Weil, and Brian S. Block.

1.7           “AR Stock Settlement Consideration” means 66,555 shares of Company common stock that the AR Entity Defendants shall tender to the Company pursuant to this Settlement.

1.8           “Board” means the Board of Directors of Hospitality Investors Trust, Inc.

1.9           “Court” means the United States District Court for the Southern District of New York.

1.10         “Court-Approved Fee Award” means the aggregate of: (i) the attorneys’ fees and litigation expenses that the Court may award to Plaintiff’s Counsel; and (ii) the contribution award that the Court may award to Plaintiff.

1.11         “December 2017 Demand” means the demand that Plaintiff made on the Board, through Plaintiff’s demand letter sent on December 12, 2017, to investigate and take action to remedy alleged breaches of fiduciary duty related to certain events as set forth in that letter.

1.12         “Defense Costs” shall mean all costs reasonably incurred to litigate the Derivative Action, consummate the Settlement, effectuate and implement all terms and conditions of this Stipulation, and accomplish the foregoing terms and conditions of this Stipulation.

1.13         “Derivative Action” means the action captioned Milliken v. American Realty Capital Hospitality Advisors, LLC et al. in the United States District Court for the Southern District of New York, Case No. 18-CV-1757-VEC.

1.14         “Effective Date” means the latter of the date on which the order of the Court (a) approving the Settlement, (b) dismissing the Derivative Action with prejudice as to the Defendants, or (c) dismissing the Wollman Complaint pursuant to Federal Rule Civil Procedure 12 with prejudice as to HIT and the Defendants who are named in the Wollman Complaint (subject to any agreement among the Parties to waive this condition (c)), becomes Final.

1.15         “Fee Application” shall mean the application for Proposed Fee Award that Plaintiff will file with the Court.

1.16         “Final” means, with respect to any court order, including, without limitation, the Order and Final Judgment, the time when the court order represents a final and binding adjudication of all issues within its scope because it has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, an order becomes “Final” when: (1) no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Derivative Action; or (2) an appeal has been filed and the appellate court(s) has/have either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal. For the purposes of this paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings of like kind.

1.17         “HIT” or “Company” means Hospitality Investors Trust, Inc. (f/k/a American Realty Capital Hospitality Trust, Inc.) and its predecessors, successors, controlling stockholders, partners, subsidiaries, affiliates, divisions, members, investors, and assigns.

1.18         “Independent Director Defendants” means Stanley R. Perla, Abby M. Wenzel, and Robert H. Burns.

1.19         “Insurance Policies” means Berkshire Specialty Insurance Company Policy No. 47-EPF-303509, Allianz Global Risks US Insurance Company Policy No. DOX2008821, Argonaut Insurance Company Policy No. MLX7602515-00, and U.S. Specialty Insurance Company Policy No. U717-62817.

1.20          “Insurers” means Berkshire Specialty Insurance Company, Allianz Global Risks US Insurance Company, Argonaut Insurance Company, and U.S. Specialty Insurance Company.

1.21         “July 2017 Demand” means the demand that Plaintiff made on the Board, through Plaintiff’s letter sent on July 14, 2017, to investigate and take action to remedy alleged breaches of fiduciary duty related to certain events as set forth in that letter.

1.22         “Mehlman Monetary Settlement Amount” means the sum of $250,000 to be paid by Mehlman to the Company.

1.23         “Mehlman Stock Settlement Consideration” means 16,949 shares of Company common stock that Mehlman shall tender to the Company pursuant to this Settlement.

1.24         “Notice” means the notice of the Settlement to be provided by the Company in the form attached hereto as Exhibit C.

1.25         “Final Order and Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.26          “Parties” means the parties to the Stipulation, collectively, each of: (i) Plaintiff on behalf of himself and derivatively on behalf of the Company; (ii) the Company; (iii) the SLC; and (iv) the Defendants.

1.27         “Plaintiff” means the Plaintiff in the Derivative Action, Tom Milliken.

1.28         “Plaintiff’s Counsel” means Chimicles Schwartz Kriner & Donaldson-Smith LLP and Blau & Malmfeldt.

1.29          “Preliminary Approval Order” means the order to be rendered by the Court preliminarily approving the Settlement, substantially in the form of the attached Exhibit A.

1.30         “Property Managers” means American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC.

1.31         “Proposed Fee Award” means the attorneys’ fees, litigation expenses, and contribution award that Plaintiff and Plaintiff’s Counsel shall seek through the Fee Application which shall be $2,250,000 in the aggregate.

1.32         “Released Persons” means any and all Defendants and any of their families, corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present, officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, investors, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.

1.33         “Releasing Persons” means Plaintiff, Plaintiff’s Counsel, the Company, the SLC, the SLC’s Counsel, and their corporate families, parent entities, controlling persons, associates, affiliates, operating partnerships, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, investors, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns, and any other person or entity acting by, through, under, on behalf of, or in concert with any of them.

1.34         “Settled Claims” means any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted by, through, under, on behalf of, or in concert with a Releasing Person, in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law), that the Releasing Persons ever had, now have, or may have had against Released Persons by reason of, arising out of, relating to or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly to the allegations in the Derivative Action, July 2017 Demand, December 2017 Demand, the Wollman Demand Letter, and the allegations and findings in the SLC Report.

1.35         “Settlement” means the settlement documented in this Stipulation and the exhibits attached hereto, which are incorporated herein by reference

1.36         “SLC’s Counsel” means the law firm of Nelson Mullins Riley & Scarborough LLP.

1.37         “Stipulating Defendants” means American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, AR Capital, LLC, AR Global Investments, LLC, Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Edward M. Weil, Brian S. Block, Stanley R. Perla, Abby M. Wenzel, Robert H. Burns, and Edward T. Hoganson.

1.38         “Stipulating Defendants Monetary Settlement Amount” means the sum of $14,931,108.47 that the Stipulating Defendants will cause their Insurers to pay on behalf of the Stipulating Defendants to the Company. The Stipulating Defendants will not pay, or be liable to pay, any part of the Stipulating Defendants Monetary Settlement Amount.

1.39         “Summary Notice” means a summary of the Notice in substantially the form attached hereto as Exhibit D.

1.40         “Wollman Complaint” means the action filed in the United States District Court for the Southern District of New York captioned Stuart Wollman v. Hospitality Investors Trust, Inc., Civil Action No. 1:20-cv-00798, as well as any other HIT shareholder demands or actions made or filed before the Effective Date that contains claims and/or factual allegations that overlap with the Settled Claims

1.41         “Wollman Demand Letter” means the demand letter that Dr. Stuart Wollman sent to the Board on March 15, 2018.

2.             Settlement Consideration

2.1           In consideration for the full settlement and release of the Settled Claims:

a.       the Stipulating Defendants agree to cause their Insurers to pay the Stipulating Defendants Monetary Settlement Amount to the Company;

b.       the AR Entity Defendants agree to tender to the Company the AR Stock Settlement Consideration;

c.       Mehlman agrees to pay the Mehlman Monetary Settlement Amount to the Company; and,

d.       Mehlman agrees to tender to the Company the Mehlman Stock Settlement Consideration.

3.             Releases

3.1           By operation of the Final Order and Judgment, the Derivative Action and the Settled Claims shall be dismissed with prejudice as to the Defendants, on the merits and without costs, except as provided herein.

3.2           Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Settled Claims. Upon the Effective Date, the Releasing Persons shall also be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the foregoing release. As to the Settled Claims, the Releasing Persons expressly waive any protections afforded by California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Releasing Persons also expressly waive any and all provisions, rights, and benefits conferred by any U.S. federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Releasing Persons acknowledge that they may discover facts in addition to or different from those now know or believed to be true by them with respect to the Settled Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of the Settled Claims, known or unknown, which now exist, or heretofore existed, or may hereafter exist, without regard to the subsequent discovery of additional or different facts. The Parties hereby acknowledge, and the HIT shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

3.3           Upon the Insurers’ payment of the Stipulating Defendants Monetary Settlement Amount consistent with Paragraph 2.1 of this Stipulation, the AR Defendants shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged their right to further coverage under the Insurance Policies, and/or their right to indemnification or contribution under applicable law or applicable agreement, with respect to the AR Stock Settlement Consideration only.

3.4           Upon the Effective Date, the Defendants and the Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons, the other Released Persons, and the other Defendants from all claims, debts, demands, rights, or causes of action or liabilities, whether known or unknown, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Settled Claims, the investigation conducted by or on behalf of the SLC, and the preparation, dissemination and filing of the SLC Report, provided however that except as set forth in Section 3.3 this provision in no way limits any right to advancement and/or indemnification under any applicable agreement or applicable law that may be available to the Released Persons and Defendants.

3.5           Nothing set forth in this Stipulation will in any way invalidate, impair, restrict, or modify the validity or scope of the Mutual Waiver and Release dated March 31, 2017, entered into by the Company and certain of the AR Defendants, among others.

3.6           Nothing set forth in this section will in any way impair or restrict the rights of the Releasing Persons or Released Persons to enforce the terms of this Stipulation, the Preliminary Approval Order, the Final Order and Judgment and/or the Fee Award.

4.             Procedure for Implementing the Settlement

4.1           As soon as practicable after execution of this Stipulation and not later than February 3, 2020, Plaintiff and Plaintiff’s Counsel shall file a motion and apply for entry of the Preliminary Approval Order substantially in the form of Exhibit A hereto, providing for, inter alia: (a) the preliminary approval of the Settlement set forth in the Stipulation; (b) approval of the dissemination of the Notice and Summary Notice substantially in the forms attached hereto as Exhibits C and D; and (c) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement; (ii) the joint request of the Parties that the Final Order and Judgment be entered substantially in the form attached hereto as Exhibit B; (iii) Plaintiff’s application for attorneys’ fees, reimbursement of expenses, and contribution award; and (iv) any objections to the foregoing.

4.2           Within fifteen (15) calendar days of the entry of Preliminary Approval Order, the Company shall provide notice to shareholders by: (i) issuing a Form 8-K disclosing the Notice of Settlement of Stockholder Derivative Litigation (the “Notice”) attached hereto as Exhibit C; (ii) posting the Notice on the investor relations portion of its website; and (iii) arranging for publication of the Summary Notice (Exhibit D, hereto) to occur once, within 20 calendar days of entry of the Preliminary Approval Order, via the Business Wire.

4.3           The Company or its successors shall pay all costs and expenses incurred in providing the Notice and publishing the Summary Notice, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiff, or Plaintiff’s Counsel be responsible for any such costs or expenses, irrespective of the outcome of the Settlement approval process.

4.4           Not later than thirty (30) calendar days before the Settlement Hearing: Plaintiff and Plaintiff’s Counsel shall file a motion seeking final approval of the Settlement, which will include a declaration or affidavit from the Company that the Notice has been made and Summary Notice published in accordance with Paragraph 4.2-4.3.

4.5           Not later than fourteen (14) calendar days following the Effective Date:

a.	the Stipulating Defendants shall cause the Insurers to pay the Stipulating Defendants Monetary Settlement Amount to the Company;

b.	the AR Entity Defendants shall tender the AR Stock Settlement Consideration to the Company;

c.	Mehlman shall pay the Mehlman Monetary Settlement Amount to the Company; and,

d.	Mehlman shall tender the Mehlman Stock Settlement Consideration to the Company.

4.6           The Stipulating Defendants Monetary Settlement Amount and the Mehlman Monetary Settlement Amount shall be paid into the IOLTA account of the SLC’s Counsel in accordance with wire instructions provided by the SLC’s Counsel. The AR Stock Settlement Consideration and Mehlman Stock Settlement Consideration shall be tendered via share transfer and/or cancellation, in accordance with instructions provided by the Company and/or its transfer agent.

5.             Attorneys’ Fees, Reimbursement of Expenses and Contribution Award

5.1           Plaintiff and Plaintiff’s Counsel in the Derivative Action shall file an application for a fee and expenses award with the Court (the “Fee Application”) not less than thirty (30) calendar days before the Settlement Hearing for an award (“Proposed Fee Award”) consisting of: (i) attorneys’ fees to compensate Plaintiff’s Counsel for their services in connection with achieving the Settlement described in this Stipulation; (ii) a case contribution award in the amount of $2,500 to Plaintiff for Plaintiff’s efforts incurred in bringing the Derivative Action; and (iii) an award of litigation expenses incurred by Plaintiff’s Counsel in this action. The Proposed Fee Award will be in the aggregate amount of $2,250,000.

5.2           The SLC and Company acknowledge that Plaintiff’s and Plaintiff’s Counsel’s July 2017 Demand and December 2017 Demand, and the filing, prosecution and Settlement of the Derivative Action conferred a substantial benefit on the Company. Accordingly, after extensive arm’s-length negotiations between the SLC and Plaintiff’s Counsel, in which negotiations Mr. Pollack (the JAMS mediator) participated, the SLC and the Company agreed to pay the Proposed Fee Award subject to Court approval. The SLC and Company believe that the Proposed Fee Award is fair, proper, and reasonable. The Defendants take no position on Plaintiff’s Fee Application and the Proposed Fee Award.

5.3            Any failure of the Court to approve Plaintiff’s Fee Application, in whole or in part, shall not affect the remainder of the Settlement.

5.4           Plaintiff’s Counsel shall be entitled to no fees or expenses, and Plaintiff shall be entitled to no contribution award, unless and until the Settlement becomes Final.

5.5       Except as provided above, the Company and Defendants, shall have no obligation to pay or reimburse any fees, expenses, costs or damages alleged or incurred by Plaintiff, his attorneys, experts, advisors, or representatives with respect to the Settled Claims.

5.6       In the event that the Court’s order on the Fee Application has become Final at the time that the Stipulating Defendants Monetary Settlement Amount is paid into the IOLTA account of the SLC’s Counsel, then not later than five (5) calendar days following the SLC Counsel’s receipt of such funds, the SLC’s Counsel shall pay the Court-Approved Fee Award to an account designated by Plaintiff’s Counsel in accordance with wire instructions provided by Plaintiff’s Counsel.

5.7       In the event that the Court has not entered an order on the Fee Application or the Court’s order on the Fee Application has not become Final at the time that the Stipulating Defendants Monetary Settlement Amount is paid into the SLC’s Counsel’s IOLTA account, then the SLC’s Counsel shall retain the amount of the Proposed Fee Award ($2,250,000) in its IOLTA account as escrowed funds in accordance with an escrow agreement which shall be entered with the SLC’s Counsel and Plaintiff’s Counsel as co-escrow agents. Plaintiff’s Counsel may request that the amount of the Proposed Fee Award be moved into an interest-bearing escrow account if more than ninety (90) days pass after payment of the Stipulating Defendants Monetary Settlement Amount into the SLC’s Counsel’s IOLTA account without the Court entering an order on the Fee Application.  Within five (5) calendar days of the Court’s order on the Fee Application becoming Final, the SLC’s Counsel and Plaintiff’s Counsel shall cause the amount of the Court-Approved Fee Award to be paid to an account designated by Plaintiff’s Counsel pursuant to the escrow agreement and in accordance with wire instructions provided by Plaintiff’s Counsel. If there is a difference between the amount of the Court-Approved Fee Award and the amount of the Proposed Fee Award, then within five (5) calendar days of the Court’s order on the Fee Application becoming Final, the SLC’s Counsel and Plaintiff’s Counsel shall cause the difference to be paid to the Company pursuant to the escrow agreement. If there is an appeal from the Court’s order on the Fee Application, Plaintiff’s Counsel can secure payment of the Court-Approved Fee Award before the Court’s order on the Fee Application becomes Final, so long as the Settlement has become Final, by providing a letter of credit to the SLC’s Counsel.

6.         Effect of Disapproval, Cancellation, Breach, or Termination

6.1       This Stipulation shall be null and void and of no force and effect, unless otherwise agreed to by the Parties pursuant to the terms hereof, if: (a) the Settlement does not obtain Final Court approval for any reason other than failure by the Court to approve the Fee Award; (b) any judgment fails to release the Released Persons from the Settled Claims; or (c) the District Court issues a final ruling that some and/or all of the Wollman Complaint allegations can survive Defendants’ motion(s) pursuant to Federal Rule Civil Procedure 12 (subject to any agreement among the Parties to waive this condition (c)). In such event, unless the Parties mutually agree in writing to proceed with the Stipulation, the Parties shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation and the SLC shall take further action consistent with the findings in the SLC Report. Consistent with the applicable evidentiary rules, neither the existence of this Stipulation nor its contents shall be admissible in evidence or shall be referred to for any purpose in the Derivative Action or in any other proceeding. The Court’s failure to approve the Proposed Fee Award shall not be grounds for cancellation or termination of the Stipulation.

6.2       Notwithstanding anything to the contrary herein, if any laws, including but not limited to creditors’ rights, bankruptcy, insolvency, disgorgement or recapture laws, should void or set aside, whether voluntarily or involuntarily, this Settlement such that (a) any release or portion thereof set forth in Section 3.2 of this Settlement is unwound, avoided, or otherwise adversely affected or (b) any Settled Claim is asserted against an AR Defendant or its Released Persons, then (x) the releases set forth in Sections 3.3 and 3.4 of this Settlement granted by such AR Defendant or its Released Persons shall be immediately revoked and of no further force and effect, and claims released pursuant thereto shall be reinstated, and (y) the Releasing Party (i) whose release or any portion thereof set forth in Section 3.2 is so unwound, avoided, or otherwise adversely affected, or (ii) that asserts a Settled Claim against an AR Defendant or its Released Person, whether directly, by any successor in interest or other person by or on behalf of such Releasing Party, by assignment of law, or otherwise, shall indemnify, advance expenses to, and hold harmless the applicable AR Defendant and its Released Persons for any fees, costs, expenses, or any other liability whatsoever incurred by such AR Defendant or its Released Person in connection with challenging such avoidance or set aside or on account of any Settled Claim asserted against such AR Defendant’s Released Persons.  This provision does not constitute an admission by any party that this Settlement or any provision hereof is avoidable in any manner.

7.         Miscellaneous Provisions

7.1       The Parties (a) acknowledge that it is their intent to consummate the Settlement set forth in this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

7.2       All Parties agree that any and all Defense Costs, including fees and expenses, beginning as of December 27, 2019 (the date the Parties reached a settlement-in-principle), will be incurred only if reasonably necessary to consummate the Settlement, effectuate and implement all terms and conditions of this Stipulation, and accomplish the foregoing terms and conditions of this Stipulation. Subject to that constraint, outstanding Defense Costs, including fees and expenses, incurred on or after December 1, 2019 will be paid by the Company following receipt of the Stipulating Defendants Monetary Settlement Amount. Should this Stipulation not be consummated, nothing in this paragraph shall be construed to alter Defendants’ rights to advancement and/or indemnification.

7.3       The Parties intend this Settlement to be a final and complete resolution of all disputes between the Company, including its officers and directors, employees, and legal counsel, the SLC, and Plaintiff, on behalf of himself and derivatively on behalf of the Company, on the one hand, and the Defendants, on the other hand, with respect to the Derivative Action and the Settled Claims. Neither the provisions contained in this Stipulation (including the exhibits attached hereto), nor any act performed or document executed pursuant to or in furtherance of this Stipulation, may be construed as or deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing, or lack of merit as to any facts or claims alleged or asserted in the Derivative Action or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Derivative Action or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement. The Company and the Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.

7.4       Pending a final determination of whether the Settlement should be approved, all proceedings in the Derivative Action and all further activity between the Parties regarding or directed toward the Derivative Action, save for those activities and proceedings relating to this Stipulation and the Settlement, shall be stayed.

7.5       Pending final determination of whether the Settlement should be approved, Plaintiff, Plaintiff’s Counsel, the SLC, the Company and the Company’s shareholders, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity, against any Released Person.

7.6       If any action is currently pending or is later filed in state or federal court asserting Settled Claims prior to final court approval of the proposed Settlement, Plaintiff and Plaintiff’s Counsel shall cooperate with and use his best efforts to assist the Defendants, Released Person(s), and/or Company in obtaining the dismissal or withdrawal of such related litigation, including, where appropriate, filing or joining in any motion to stay or dismiss such litigation.

7.7       The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.8       The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

7.9       This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties, except as otherwise stated herein, and no representations, warranties or inducements have been made to any Party concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Party shall bear its own costs.

7.10     Each counsel or other Person executing this Stipulation or its exhibits on behalf of any Party hereby warrants that such Person has the full authority to do so.

7.11     This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

7.12     The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

7.13     This Stipulation is the product of joint draftsmanship by the Parties and their lawyers after good-faith, arm’s-length negotiation, so that no inference shall be had or made against any Party as to the draftsmanship of this Stipulation.

7.14     This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New York and the rights and obligations of the Parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that state’s choice-of-law principles.

7.15     This Stipulation may be executed in counterparts by facsimile, email, or original signature by any of the signatories hereto and as so executed shall constitute one agreement.

7.16     All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information shall survive this Stipulation.

7.17     Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of an applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between counsel for the Parties in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

7.18     Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated February 3, 2020.

[SIGNATURE PAGES FOLLOW]

Counsel for the Parties:

/s/ Kimberly M. Donaldson-Smith	/s/ David W. Heck
Nicholas E. Chimicles Kimberly M. Donaldson-Smith Chimicles Schwartz Kriner & Donaldson-Smith LLP 361 West Lancaster Avenue Haverford, PA 19041 (610) 642-8500 (Telephone) (610) 649-3633 (Fax)	Peter D. Doyle Joshua M. Newville David W. Heck Proskauer Rose LLP Eleven Times Square New York, NY 10036 Tel: 212-969-3000 Fax: 212-969-2900 Counsel for Hospitality Investors Trust, Inc.

/s/ Paul D. Malmfeldt	/s/ Audra J. Soloway
Paul D. Malmfeldt Leslie A. Blau Blau & Malmfeldt 566 West Adams Street, Suite 600 Chicago, Illinois 60661-3632 Tel: (312) 443-1600 Fax: (312) 443-1665 Counsel for Plaintiff

Audra J. Soloway

Michael J. Pernick

Paul Weiss Rifkind Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Tel: 212-373-3000

Fax: 212-492-0289

Counsel for American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, AR Capital, LLC, AR Global Investments, LLC, Schorsch, Kahane, Budko, and Weil

/s/ Scott N. Sherman

Scott N. Sherman

Nelson Mullins Riley & Scarborough LLP

Atlantic Station, Suite 1700

201 17th Street NW

Atlanta, GA 30363

Tel: (404) 322-6231

Fax: (404) 322-6338

Counsel for the Special Litigation Committee

/s/ Scott B. Schreiber	/s/ Michael C. Miller
Scott B. Schreiber Arnold & Porter Kay Scholer LLP 601 Massachusetts Ave, NW Washington, DC 20001 Tel: (202) 942-5000 Fax: (202) 942-5999 Counsel for Hoganson	Michael C. Miller Michael G. Scavelli Steptoe & Johnson LLP 1114 Avenue of the Americas New York, NY 10036 Tel: (212) 506-3900 Fax: (212) 506-3950 Counsel for Block

/s/ Aaron Marks	/s/ Michael D. Birnbaum
Aaron Marks, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4856 Counsel for Mehlman	Joel C. Haims Michael D. Birnbaum Morrison & Foerster LLP 250 West 55th Street New York, NY 10019 Tel: (212) 468-8000 Fax: (212) 468-7900 Counsel for Perla, Wenzel, and Burns

Exhibit A to the Stipulation

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

TOM MILLIKEN, derivatively on behalf of HOSPITALITY INVESTORS TRUST, INC.,

Plaintiff,

v.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC, AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC, AMERICAN REALTY CAPITAL HOSPITALITY GRACE PORTFOLIO, LLC, AR CAPITAL, LLC, AR GLOBAL INVESTMENTS, LLC, NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, PETER M. BUDKO, EDWARD M. WEIL, BRIAN S. BLOCK, JONATHAN P. MEHLMAN, EDWARD T. HOGANSON, STANLEY R. PERLA, ABBY M. WENZEL, AND ROBERT H. BURNS,

Defendants,

-and-

HOSPITALITY INVESTORS TRUST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 18-CV-1757 (VEC) [PROPOSED] ORDER GRANTING PLAINTIFF’S UNOPPOSED MOTION FOR PRELIMINARY APPROVAL OF DERIVATIVE SETTLEMENT AND APPROVAL OF NOTICE

[PROPOSED] ORDER GRANTING PLAINTIFF’S UNOPPOSED MOTION FOR

PRELIMINARY APPROVAL OF DERIVATIVE SETTLEMENT

AND APPROVAL OF NOTICE

WHEREAS, the Parties have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an Order (i) preliminarily approving the settlement (“Settlement”) of the above-captioned action (“Derivative Action”), in accordance with the Stipulation and Agreement of Settlement, Compromise, and Release dated February 3, 2020 (“Stipulation”), which, together with the exhibits attached thereto, sets forth the terms and conditions for the proposed Settlement and dismissal of the Derivative Action with prejudice, upon the terms and conditions set forth therein; (ii) approving the content and the means of distribution of the Notice and the Summary Notice; and (iii) setting a date for the Settlement Hearing before the Court to determine whether the proposed Settlement should be finally approved; and

1

Exhibit A to the Stipulation

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (except for those capitalized terms otherwise defined herein); and

WHEREAS, the Court having considered the Stipulation and the Exhibits attached thereto; NOW, THEREFORE, IT IS HEREBY ORDERED:

1.              The Court hereby preliminarily approves the Settlement and Stipulation, as set forth therein and the exhibits attached thereto, as fair, reasonable and adequate, subject to the Settlement Hearing as provided herein.

2.              For the purposes of the proposed Settlement only, the Court preliminarily finds that the Derivative Action was properly brought as a derivative action for and on behalf of Hospitality Investors Trust, Inc. (“HIT” or “Company”), and that the Plaintiff has fairly and adequately represented the interests of HIT’s other stockholders in enforcing the rights of HIT.

3.               Plaintiff’s Counsel is authorized to act on behalf of current HIT stockholders with respect to all acts required by the Stipulation or such other acts that are reasonably necessary to consummate the Settlement set forth in the Stipulation.

4.               A hearing (the “Settlement Hearing”) shall be held before this Court on _____________, 2020 at ________, at the United States District Court for the Southern District of New York, Courtroom 443, located at 40 Foley Square, New York, New York 10007, to determine: (i) whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to HIT and HIT’s stockholders and should be granted final approval by the Court pursuant to Federal Rule of Civil Procedure 23.1; (ii) to determine whether a Final Order and Judgment as provided for in Paragraph 1.25 of the Stipulation and in the form attached thereto, should be entered herein; and, (iii) whether to award Plaintiff’s Counsel the Proposed Fee Award, including the contribution award for Plaintiff as set forth in Paragraph 5.1 of the Stipulation.

2

Exhibit A to the Stipulation

5.               The Court reserves the right to: (i) approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties and without further notice to current HIT stockholders; and (ii) adjourn the Settlement Hearing without further notice to current HIT stockholders.

6.              The Court approves, as to form and content, the Notice and the Summary Notice attached as Exhibits C and D, respectively, to the Stipulation, and finds that the distribution of the Notice and Summary Notice substantially in the manner and form set forth in the Stipulation meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons entitled thereto. Non-material changes to the form of Notices may be made upon agreement by the Parties without further approval of the Court.

7.              Not later than fifteen (15) calendar days following entry of this Order, HIT shall (a) issue and file with the Securities and Exchange Commission (“SEC”) a Form 8-K disclosing the Notice (attached as Exhibit C to the Stipulation); and (b) post the Notice and Stipulation on the Investor Relations portion of HIT’s website.

3

Exhibit A to the Stipulation

8.               Not later than fifteen (15) calendar days after the entry of this Order, HIT shall arrange for publication of the Summary Notice (Exhibit D to the Stipulation) to occur once, within 20 calendar days of entry of the Preliminary Approval Order, via Business Wire.

9.              The Company or its successors shall pay all costs and expenses incurred in providing the Notice and publishing the Summary Notice, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiff or Plaintiff’s Counsel be responsible for any such costs or expenses, irrespective of the outcome of the Settlement approval process.

10.             Not later than thirty (30) calendar days prior to the Settlement Hearing: Plaintiff and Plaintiff’s Counsel shall file with the Court their motion seeking final approval of the Settlement (which will include a declaration or affidavit from the Company that the Notice has been made and Summary Notice published in accordance with paragraphs 7 and 8 herein), and the award of attorneys’ fees and expenses.

11.             No later than fourteen (14) calendar days prior to the Settlement Hearing, any current HIT stockholder may appear and show cause, if he, she, or it believes that there is any reason why the Settlement should not be granted final approval as fair, reasonable, and adequate, or why an award of fees and expenses should not be made to Plaintiff’s Counsel, and/or why a contribution award of $2,500 should not be made to the Plaintiff by filing with the Clerk of the Court and delivering by hand or sending by first class mail to Plaintiff’s Counsel, Company Counsel, and Representative Defendants’ Counsel (as set forth in the Notice), a written objection to the Settlement setting forth:

(a)	proof of current ownership of HIT common stock, including the number of shares of HIT common stock currently owned and the date of the stockholder’s purchase of those shares;

(b)	the stockholder’s name, address, and telephone number;

(c)	a statement of the objection and the basis of the objection; and

(d)	any and all documentation or evidence in support of such objection, and the identities of any witnesses the current HIT stockholder intends to call at the Settlement Hearing.

4

Exhibit A to the Stipulation

Any such objections must be filed with the Court and received by the designated counsel no later than fourteen (14) calendar days prior to the Settlement Hearing. Plaintiff’s Counsel shall promptly e-mail all counsel of record in the Derivative Action copies of any objections received.

12.              Any current HIT stockholder who does not make his, her, or its objection in the manner provided for herein shall be deemed to waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, the Proposed Fee Award, and the contribution award, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

13.              Not later than seven (7) calendar days prior to the Settlement Hearing, Plaintiff and Plaintiff’s Counsel shall file with the Court their reply papers in further support of final approval of the Settlement.

14.              If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, the Court shall enter a Final Order and Judgment substantially in the form attached to the Stipulation as Exhibit B.

15.              If the Stipulation is disapproved, cancelled, breached, or terminated pursuant to the terms of the Stipulation or Final Order and Judgment otherwise fails to occur, then the Parties shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of the Stipulation, unless the Parties mutually agree in writing to proceed with the Stipulation, and consistent with the applicable evidentiary rules, neither the existence of the Stipulation nor its contents shall be admissible in evidence or shall be referred to for any purpose in the Derivative Action or in any other proceeding; and the Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Action or any other action.

5

Exhibit A to the Stipulation

16.              The entry of Judgment by the Court and the finality of any such judgment is not conditioned upon the approval of an award of attorneys’ fees, costs and/or expenses to the Plaintiff’s Counsel, either at all or in any particular amount, by the Court.

17.              Pending a final determination of whether the Settlement should receive final approval, all proceedings in the Derivative Action and all further activity between the Parties regarding or directed toward the Derivative Action, save for those activities and proceedings relating to this Stipulation and the Settlement, shall be stayed.

18.              The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

IT IS SO ORDERED.

Dated:
Honorable Valerie E. Caproni
U.S. District Court Judge

6

Exhibit B to the Stipulation

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

TOM MILLIKEN, derivatively on behalf of HOSPITALITY INVESTORS TRUST, INC.,

Plaintiff,

v.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC, AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC, AMERICAN REALTY CAPITAL HOSPITALITY GRACE PORTFOLIO, LLC, AR CAPITAL, LLC, AR GLOBAL INVESTMENTS, LLC, NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, PETER M. BUDKO, EDWARD M. WEIL, BRIAN S. BLOCK, JONATHAN P. MEHLMAN, EDWARD T. HOGANSON, STANLEY R. PERLA, ABBY M. WENZEL, AND ROBERT H. BURNS,

Defendants,

-and-

HOSPITALITY INVESTORS TRUST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 18-CV-1757 (VEC) FINAL ORDER AND JUDGMENT

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing on __________________, 2020 (“Settlement Hearing”) pursuant to the Preliminary Approval Order entered on __________________, 2020 (“Order”) on the: (i) application of the Parties for final approval of the settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement, Compromise, and Release dated February 3, 2020 (“Stipulation”), and (ii) Plaintiff’s application for a fee and expenses award (“Fee Application”). Due and adequate notice having been given to current stockholders of Hospitality Investors Trust, Inc. (“HIT” or “Company”), as required in the Order, and the Court having considered all relevant papers and proceedings and otherwise being fully informed and good cause appearing, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1

Exhibit B to the Stipulation

1.                  This Final Order and Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation unless otherwise defined herein.

2.                  This Court has jurisdiction over the subject matter of the Derivative Action, and all matters relating to the Settlement of the Derivative Action, as well as personal jurisdiction over all Parties.

3.                  The Court finds that the notice of the Settlement given to current HIT stockholders, in the form of (i) the Company’s filing of a Form 8-K with the Securities and Exchange Commission (“SEC”) disclosing the proposed Settlement and including the Notice of Settlement of Stockholder Derivative Litigation (“Notice”) as an exhibit, (ii) the Company’s posting of the Notice on the Investor Relations portion of the Company’s website, and (iii) the Company’s publication of the Summary Notice via the Business Wire, was the best notice practicable under the circumstances and fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4.                  Based on the record in the Derivative Action, each of the provisions of Federal Rule of Civil Procedure 23.1 has been satisfied and the Derivative Action has been properly maintained according to the provisions of Rule 23.1.

2

Exhibit B to the Stipulation

5.                  The Court finds that the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Parties to perform the terms of the Settlement set forth in the Stipulation to the extent the Parties have not already done so.

6.                  This Final Order and Judgment, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall not be deemed or construed as a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing, or lack of merit as to any facts or claims alleged or asserted in the Derivative Action or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Derivative Action or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, the Stipulation, and the Final Order and Judgment, and may file the Stipulation and/or this Final Order and Judgment, in any action to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

7.                  This Final Order and Judgment is binding on the Parties and Released Persons, as well as their successors and assigns, and shall have preclusive effect in all pending and future lawsuits or other proceedings maintained by or on behalf of the Parties or HIT stockholders.

3

Exhibit B to the Stipulation

8.                  The Derivative Action, all claims contained therein, and any other Settled Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged, and dismissed on the merits and with prejudice as to all Defendants by virtue of the proceedings herein and this Final Order and Judgment. The Parties shall bear their own fees, costs and/or expenses except as provided in Paragraph 14 herein and as otherwise provided in the Stipulation or Order.

9.                  Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of this Final Order and Judgment shall: (i) have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Settled Claims; (ii) have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the foregoing release; and (iii) as to the Settled Claims, the Releasing Persons expressly waive any protections afforded by California Civil Code Section 1542 and any and all provisions, rights, and benefits conferred by any U.S. federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code Section 1542, as provided for in Paragraph 3.2 of the Stipulation.

10.              Upon the Insurers’ payment of the Stipulating Defendants Monetary Settlement Amount, the AR Defendants shall be deemed to have, and by operation of this Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged their right to further coverage under the Insurance Policies and/or their right to indemnification or contribution under applicable law, or applicable agreement, with respect to the AR Stock Settlement Consideration only.

11.              Upon the Effective Date, the Defendants and the Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons, the other Released Persons, and the other Defendants from all claims, debts, demands, rights, or causes of action or liabilities, whether known or unknown, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Settled Claims, the investigation conducted by or on behalf of the SLC, and the preparation, dissemination and filing of the SLC Report, provided however that except as set forth in Section 3.3 this provision in no way limits any right to advancement and/or indemnification under any applicable agreement or applicable law that may be available to the Released Persons and Defendants.

4

Exhibit B to the Stipulation

12.              Nothing set forth herein will in any way invalidate, impair, restrict, or modify the validity or scope of the Mutual Waiver and Release dated March 31, 2017, entered into by the Company and certain of the AR Defendants, among others.

13.              Nothing set forth herein will in any way impair or restrict the rights of the Releasing Persons or Released Persons to enforce the terms of the Stipulation, the Preliminary Approval Order, this Final Order and Judgment and/or the Fee Award.

14.              The Court approves an award in the amount of $2,250,000 (“Court-Approved Fee Award”) consisting of: (i) attorneys’ fees to compensate Plaintiff’s Counsel for their services in connection with achieving the Settlement described in this Stipulation, which the SLC and Company acknowledged conferred a substantial benefit on the Company; (ii) a case contribution award in the amount of $2,500 to Plaintiff for Plaintiff’s efforts incurred in bringing the Derivative Action; and (iii) reimbursement of reasonable litigation expenses incurred by Plaintiff’s Counsel in this action. The Court-Approved Fee Award shall be paid to Plaintiff’s Counsel in accordance with the Stipulation and Plaintiff’s Counsel shall pay $2,500 from such amount to the Plaintiff.

5

Exhibit B to the Stipulation

15.              No proceedings or Court order with respect to the award of attorneys’ fees, costs, and/or expenses to Plaintiff’s Counsel shall in any way disturb or affect this Final Order and Judgment (including precluding the Order and Judgment from becoming Final or otherwise being entitled to preclusive effect), and any such proceedings or Court order shall be considered separate from this Final Order and Judgment.

16.              Without affecting the finality of this Final Order and Judgment in any way, this Court hereby retains continuing jurisdiction over the Derivative Action and the parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein, and the provisions of this Final Order and Judgment.

17.              This Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED:

Honorable Valerie E. Caproni
U.S. District Court Judge

6

Exhibit C to the Stipulation

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

TOM MILLIKEN, derivatively on behalf of HOSPITALITY INVESTORS TRUST, INC.,

Plaintiff,

v.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC, AMERICAN REALTY CAPITAL HOSPITALITY PROPERTIES, LLC, AMERICAN REALTY CAPITAL HOSPITALITY GRACE PORTFOLIO, LLC, AR CAPITAL, LLC, AR GLOBAL INVESTMENTS, LLC, NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, PETER M. BUDKO, EDWARD M. WEIL, BRIAN S. BLOCK, JONATHAN P. MEHLMAN, EDWARD T. HOGANSON, STANLEY R. PERLA, ABBY M. WENZEL, AND ROBERT H. BURNS,

Defendants,

-and-

HOSPITALITY INVESTORS TRUST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 18-CV-1757 (VEC)

NOTICE OF SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF HOSPITALITY INVESTORS TRUST, INC. (“HIT” OR THE “COMPANY”) STOCK (“CURRENT HIT STOCKHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. THIS IS A “DERIVATIVE ACTION” NOT A “CLASS ACTION.” THUS, THE SETTLEMENT PROVIDES FOR PAYMENTS DIRECTLY TO HIT AND THERE IS NO CLAIM FORM FOR COMPANY STOCKHOLDERS TO FILL OUT.

Exhibit C to the Stipulation

I.	Purpose of this Notice

Pursuant to an Order of the United States District Court for the Southern District of New York (the “Court”), dated __________, 2020 (the “Preliminary Approval Order”), this Notice is to inform you of: (i) the existence of this derivative action (the “Derivative Action”); and (ii) the proposed settlement (the “Settlement”) of the Derivative Action, as provided for in the Stipulation and Agreement of Settlement, Compromise, and Release dated February 3, 2020 (the “Stipulation”). This Notice describes the rights you may have in the Derivative Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

The terms of the Settlement are set forth in the Stipulation and only summarized in this Notice. The Settlement is subject to approval by the Court. A copy of the Stipulation may be obtained from the Investor Relations section of the Company’s website, www.hitreit.com, or by accessing the websites of Plaintiff’s Counsel or contacting them (see Section X below). The Stipulation is also filed with the Clerk of the Court.

The Settlement provides for monetary settlement payments to HIT of $15,181,108.47 in the aggregate. The Settlement further requires certain Defendants to tender an aggregate of 83,504 shares of Company common stock to HIT.

Plaintiff and Plaintiff’s Counsel will make an application to the Court (“Fee Application”) for an award of fees and litigation expenses in the aggregate amount of $2,250,000 (“Proposed Fee Award”), which also includes a proposed $2,500 contribution award for Plaintiff. Any award of attorney’s fees, litigation expenses, and contribution award that the Court may award (“Court-Approved Fee Award”) will be paid by HIT.

The Settlement also requires the Company to pay certain legal fees incurred by the Defendants in connection with this lawsuit, which the Company is legally required to pay.

On _________ 2020, the Honorable Valerie E. Caproni, United States District Court for the Southern District of New York, Courtroom 443, located at 40 Foley Square, New York, New York 10007, will hold the Settlement Hearing to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate; (ii) determine whether Judgment should be entered pursuant to the Stipulation; (iii) consider Plaintiff’s Counsel’s Fee Application; (iv) consider Plaintiff’s application for a contribution award; (v) consider any objections to the Settlement submitted in accordance with this Notice; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. The Court has the right to adjourn the Settlement Hearing without further notice.

This Notice is not an expression of any opinion by the Court about the merits of any of the claims or defenses asserted by any party in this Derivative Action or the fairness or adequacy of the proposed Settlement.

2

Exhibit C to the Stipulation

II.	Background of the Derivative Action

On February 26, 2018, Plaintiff, a HIT shareholder, initiated this Derivative Action asserting claims on behalf of the Company for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, and unjust enrichment, and seeking declaratory judgment. The Derivative Action asserts claims against:

•	American Realty Capital Hospitality Advisors, LLC (HIT’s former “Advisor”);
•	American Realty Capital Hospitality Properties, LLC and American Realty Capital Hospitality Grace Portfolio, LLC (together HIT’s former “Property Managers”);
•	AR Capital, LLC and AR Global Investments, LLC (together, “AR Capital” and collectively with the Advisor and Property Managers, the “AR Entity Defendants”);
•	Nicholas S. Schorsch (“Schorsch”), William M. Kahane (“Kahane”), Peter M. Budko (“Budko”), Edward M. Weil (“Weil”), and Brian S. Block (“Block” and collectively with Schorsch, Kahane, Budko, and Weil the “AR Individual Defendants” and together with the AR Entity Defendants, the “AR Defendants”);
•	Stanley R. Perla (“Perla”), Abby M. Wenzel (“Wenzel”), and Robert H. Burns (“Burns” and collectively with Perla, Wenzel, and Burns, the “Independent Director Defendants”);
•	Edward T. Hoganson (“Hoganson”); and,
•	Jonathan P. Mehlman (“Mehlman”).

Prior to filing of the Derivative Action, Plaintiff made a demand upon HIT’s Board, through a letter dated July 14, 2017, demanding that the Board investigate and take action to remedy alleged breaches of fiduciary duty related to certain events including: (1) the November 11, 2015 amendment to the advisory agreement between the Company and Advisor (“Advisory Agreement”) pursuant to which the Company would make payments of asset management fees to the Advisor in the form of cash rather than in the form of subordinated participation interests in the Company’s operating partnership; and (2) the Company’s entry into the “Framework Agreement” on January 13, 2017 pursuant to which the Company would make payments to the Advisor and to the Property Managers in connection with the termination of the Advisory Agreement and the Company’s internalization of the Company’s management function (“July 2017 Demand”).

Between August 2017 and December 2017, Plaintiff’s Counsel and the Company’s counsel had meetings and other communications relating to the July 2017 Demand, and the Company provided Plaintiff’s Counsel with non-public documents, subject to a non-disclosure agreement.

On December 12, 2017, Plaintiff sent a second demand letter through which Plaintiff demanded that the Board investigate and take action to remedy alleged breaches of fiduciary duty related to the Company’s property management arrangements with the Property Managers, which Plaintiff contended were improper (“December 2017 Demand”).

On February 26, 2018, Plaintiff initiated the Derivative Action by filing the initial complaint with the Court. Subsequently, on March 15, 2018, a second Company stockholder, Dr. Stuart Wollman (“Wollman”), sent a demand letter to the Board which generally restated many of the claims asserted in the Derivative Action (“Wollman Demand Letter”).

3

Exhibit C to the Stipulation

On March 21, 2018 and May 1, 2018, the Board adopted resolutions forming a Special Litigation Committee (“SLC”) vested with the authority to investigate the allegations made in connection with the July 2017 Demand and December 2017 Demand, the Derivative Action, and the Wollman Demand Letter, and to evaluate whether the Company should allow the claims asserted in the Derivative Action to proceed, to prepare any reports, and take such other actions that the SLC deemed appropriate in its sole authority.

Between May 2018 and October 2019, the SLC with the assistance of independent counsel, conducted investigations into such allegations, including collecting and reviewing documents from the Company and conducting 19 separate interviews with 10 individuals. On October 11, 2019, the SLC issued its 147-page report (“SLC Report”) and submitted the SLC Report to the Court. In sum, the SLC determined that: (i) it was appropriate to pursue certain claims asserted in the Derivative Action against Schorsch, Kahane, Budko, Weil, Block, the Advisor, the Property Managers, and AR Capital; and (ii) that it was not appropriate to pursue claims against Hoganson, Perla, Wenzel, or Burns. The SLC also determined it was appropriate to pursue certain claims against Mehlman. Prior to issuance of the SLC Report, the SLC negotiated a settlement-in-principle with Mehlman.

Between June 2019 and December 2019, Plaintiff’s Counsel engaged in extensive settlement discussions concerning a potential resolution of the Derivative Action with counsel for all Defendants other than Mehlman, namely the AR Defendants, the Independent Director Defendants, and Hoganson (collectively the “Stipulating Defendants”). Two separate in-person mediation sessions were held: one with the Honorable James R. Epstein (retired), a JAMS mediator, on September 11, 2019, and one with Lawrence W. Pollack, Esquire, a JAMS mediator, on November 8, 2019. Following the November 8, 2019 mediation session, the parties engaged in frequent and intensive settlement discussions using the services of Mr. Pollack. On December 27, 2019, after months of extensive discussions, arm’s-length negotiations, participation in in-person and telephonic mediation sessions, and exchange of settlement proposals and counter-proposals, Plaintiff reached an agreement-in-principle with the Stipulating Defendants.

The Settlement includes the settlement terms that Plaintiff negotiated with the Stipulating Defendants and the settlement terms that the SLC negotiated with Mehlman, the current CEO of the Company.

On January 29, 2020, Wollman filed a complaint in the Court, designating it as a related case to this Action, captioned Stuart Wollman v. Hospitality Investors Trust, Inc., Civil Action No. 1:20-cv-00798 (S.D.N.Y.)(“Wollman Complaint”).

III.	Why is there a Settlement?

The Court has not decided in favor of the Defendants or the Plaintiff.

4

Exhibit C to the Stipulation

Plaintiff, with the concurrence of the Company and the SLC, has agreed to settle the Derivative Action with the Defendants pursuant to the terms and conditions of the Stipulation, subject to Court approval. The Settlement was reached after considering:  (a) the substantial benefits provided under the proposed Settlement; (b) the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, including the difficulties and delays inherent in such litigation, and the defenses to the claims alleged in the Derivative Action; (c) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation; and (d) Plaintiff’s Counsel extensive investigation into the law and facts underlying the claims, which included (i) inspecting, reviewing, and analyzing the Company’s SEC filings and public documents; (ii) reviewing and analyzing all Company formation documents and contracts with the Company’s affiliates, including the Company’s insurance policies; (iii) researching and briefing the applicable law and the potential defenses thereto; (iv) reviewing and analyzing the Company’s production of documents in response to the July 2017 Demand and December 2017 Demand, including non-public documents; (v) reviewing and analyzing the SLC Report, its findings and documents in connection therewith; and (vi) participating in meetings and discussions with Company representatives and counsel for Stipulating Defendants, including participating in two in-person mediation sessions and drafting, reviewing, and exchanging briefs and other documents outlining the parties’ respective positions in this Derivative Action.

The Defendants have denied, and continue to deny, each and every claim and contention alleged or asserted in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report, and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, to the extent they owed any such duties to HIT, and other legal obligations, at all times. Further, the Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report, and deny that they ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to the Company or its stockholders, or any wrongdoing whatsoever. The AR Defendants further expressly maintain that all of the Settled Claims were barred by broad mutual releases entered between the AR Defendants and the Company in 2017, and that there is no basis to vitiate those binding releases. The Defendants agreed to enter into the Stipulation solely to eliminate the burden, disruption, and distraction inherent in further litigation. Had the terms of this Stipulation not been reached, the Defendants would have continued to contest vigorously the allegations in the Derivative Actions, and the Defendants maintain that they had and have meritorious defenses to all claims alleged or claims that could have been alleged in the Derivative Action, July 2017 Demand, December 2017 Demand, Wollman Demand Letter, and SLC Report.

IV.	The Settlement

The Settlement requires the Stipulating Defendants to cause their insurers (the “Insurers”) to make a cash settlement payment to HIT of $14,931,108.47 (“Stipulating Defendants Monetary Settlement Amount”). The Settlement also requires the AR Entity Defendants to tender 66,555 shares of Company common stock to HIT (“AR Stock Settlement Consideration”).

The Settlement further requires Mehlman to make a cash settlement payment to HIT of $250,000 and to tender 16,949 shares of Company common stock to HIT. As noted above, a settlement-in-principle with Mehlman was reached about six months before the settlement with the AR Defendants.

5

Exhibit C to the Stipulation

V.	Dismissal and Releases

The Derivative Action and the Settled Claims (defined below) will be dismissed with prejudice as to the Defendants upon the occurrence of the Effective Date (defined below). The full terms of the release and discharge of the claims are set forth in the Stipulation. The following is only a summary of the important terms used in the Settlement releases:

•	“Releasing Persons” means Plaintiff, Plaintiff’s Counsel, the Company, the SLC, the SLC’s Counsel, and their corporate families, parent entities, controlling persons, associates, affiliates, operating partnerships, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, investors, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns, and any other person or entity acting by, through, under, on behalf of, or in concert with any of them.

•	“Released Persons” means any and all Defendants and any of their families, corporate families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present, officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, investors, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns.

•	“Settled Claims” means any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been or could have been asserted by, through, under, on behalf of, or in concert with a Releasing Person, in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, foreign, or common law, including the federal securities laws and any state disclosure law), that the Releasing Persons ever had, now have, or may have had against Released Persons by reason of, arising out of, relating to or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly to the allegations in: (1) the Derivative Action, (2) the July 2017 Demand and December 2017 Demand; (3) the Wollman Demand Letter; and (4) the allegations and findings in the SLC Report.

6

Exhibit C to the Stipulation

•	“Effective Date” means the latter of the date on which the order of the Court (a) approving the Settlement, (b) dismissing the Derivative Action with prejudice as to the Defendants, or (c) dismissing the Wollman Complaint pursuant to Federal Rule Civil Procedure 12 with prejudice as to HIT and the Defendants who are named in the Wollman Complaint (subject to any agreement among the Parties to waive this condition (c)), becomes Final.

The following provides a summary of the terms of the Settlement:

•	Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Settled Claims. The Releasing Persons shall also be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the release in accordance with the Stipulation.

•	Upon the Insurers’ payment of the Stipulating Defendants Monetary Settlement Amount, the AR Defendants shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged their right to further coverage under their insurance policies, and/or their right to indemnification or contribution under applicable law or applicable agreement, with respect to the AR Stock Settlement Consideration only.

•	Upon the Effective Date, the Defendants and the Released Persons shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons, the other Released Persons, and the other Defendants from all claims, debts, demands, rights, or causes of action or liabilities, whether known or unknown, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Settled Claims, the investigation conducted by or on behalf of the SLC, and the preparation, dissemination and filing of the SLC Report, provided however that except as set forth in Section 3.3 of the Stipulation this provision in no way limits any right to advancement and/or indemnification under any applicable agreement or applicable law that may be available to the Released Persons and Defendants.

•	As to the Settled Claims, upon the Effective Date, the Releasing Persons expressly waive any protections afforded by California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

7

Exhibit C to the Stipulation

Upon the Effective Date, the Releasing Persons also expressly waive any and all provisions, rights, and benefits conferred by any U.S. federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code Section 1542.

The Stipulation provides that the Releasing Persons acknowledge, and the HIT stockholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which the release pursuant to the Stipulation is a part.

•	Nothing set forth in the Stipulation will in any way invalidate, impair, restrict, or modify the validity or scope of the Mutual Waiver and Release dated March 31, 2017, entered into by the Company and certain of the AR Defendants, among others.

•	Nothing set forth in the Stipulation will in any way impair or restrict the rights of the Releasing Persons to enforce the terms of the Stipulation, the Preliminary Approval Order, the Final Order and Judgment and/or the Fee Award.

VI.	Plaintiff’s Counsel’s Fees and Expenses

Plaintiff’s Counsel has not received any payment for work in connection with the Derivative Action, nor have they been reimbursed for out-of-pocket expenses. The SLC and Company acknowledge that Plaintiff’s Counsel’s work in connection with the Derivative Action conferred a substantial benefit on the Company. Accordingly, after extensive arm’s-length negotiations between the Company and SLC (on the one hand) and Plaintiff’s Counsel (on the other hand), including negotiations in which Mr. Pollack (the JAMS mediator) participated, the SLC and the Company agreed to pay Plaintiff’s Counsel $2,250,000 (“Proposed Fee Award”), which is inclusive of fees and litigation expenses and a $2,500 case contribution payment to the Plaintiff, subject to Court approval. The Defendants take no position on the Fee Application. The final approval of the Settlement is not conditioned on final resolution of the Fee Application.

VII.	Defense Costs

Pursuant to the Company’s Charter and Stipulation, the Company will continue to advance and/or indemnify all defense costs, including fees and expenses, incurred on or after December 1, 2019. Pursuant to the Stipulation, the Defendants agree that any and all legal fees and costs beginning as of December 27, 2019 (the date that Plaintiff reached a settlement-in-principle with the Stipulating Defendants) will be incurred only if reasonably necessary to consummate the Settlement, effectuate and implement all terms and conditions of this Stipulation, and to accomplish the terms and conditions of the Stipulation.

8

Exhibit C to the Stipulation

VIII.	The Right to Object and be Heard at the Hearing

Any Current HIT Stockholder may make an objection to the proposed Settlement and/or Proposed Fee Award and appear at the Settlement Hearing, at the stockholder’s own expense, individually or through counsel of the stockholder’s own choice. To do so, the Current HIT Stockholder must file a written objection with the Clerk of the Court and serve it by first class mail on Counsel for the Parties listed below, on or before [14 days prior to Hearing], 2020, setting forth:

(1) proof of current ownership of HIT common stock, including the number of shares of HIT common stock currently owned and the date of the stockholder’s purchase of those shares;

(2) the stockholder’s name, address and telephone number;

(3) a statement of the objection and the basis of the objection; and,

(4) any and all documentation or evidence in support of such objection, and the identities of any witnesses you intend to call at the Settlement Hearing.

The Clerk’s Address:
Clerk of the Court U.S. DISTRICT COURT, SOUTHERN DISTRICT OF NEW YORK 500 Pearl Street Room 120 New York, NY 10007

Representative Counsel for Plaintiff:	Counsel for Hospitality Investors Trust, Inc.:	Representative Counsel for Defendants:
Kimberly M. Donaldson-Smith Chimicles Schwartz Kriner & Donaldson-Smith LLP 361 West Lancaster Avenue Haverford, PA 19041 (610) 642-8500 (Phone) (610) 649-3633 (Fax)	David W. Heck Proskauer Rose LLP Eleven Times Square New York, NY 10036 (212) 969-3000 (Phone) (212) 969-2900 (Fax)	Audra J. Soloway Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 (212) 373-3000 (Phone) (212) 492-0289 (Fax)

Any Current HIT Stockholder who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Any such objector need not attend the Settlement Hearing, however, in order to have the objection considered by the Court.

Any party who does not timely file and serve a notice of intention to appear in accordance with the above shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

9

Exhibit C to the Stipulation

Any party who fails to object in the manner prescribed above will be deemed to have waived the right to object to any aspect of the proposed Settlement or the Proposed Fee Award or otherwise request to be heard (including the right to appeal) and will be forever barred from raising any objection or request to be heard in this or any other action or proceeding.

IX.	Conditions for Settlement

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things:

•	Entry by the Court of the Final Order and Judgment, substantially in the form of Exhibit B attached thereto;
•	The Final Order and Judgment becoming Final; and,
•	The dismissal of the Wollman Complaint pursuant to Federal Rule Civil Procedure 12 with prejudice as to HIT and the Defendants who are named in the Wollman Complaint becoming Final.

Unless otherwise agreed to by the Parties, if, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void.

X.	Further Information

There is additional information concerning the Settlement available in the Stipulation. You may inspect the Stipulation during business hours at the office of the Clerk of the Court, District Court for the Southern District of New York, 500 Pearl Street, Room 120, New York, New York 10007. Or, inquiries or comments about the Settlement may be directed to the attention of Plaintiff’s Counsel as follows:

Nicholas E. Chimicles	Paul D. Malmfeldt
Kimberly M. Donaldson-Smith	Leslie A. Blau
CHIMICLES SCHWARTZ KRINER &	BLAU & MALMFELDT
DONALDSON-SMITH LLP	566 West Adams Street, Suite 600
361 West Lancaster Avenue	Chicago, Illinois 60661-3632
Haverford, PA 19041	Tel: (312) 443-1600
Tel: (610) 642-8500	Fax: (312) 443-1665
Fax: (610) 649-3633	Website: www.blau-malmfeldt.com
Website: www.chimicles.com	Email: pmalmfeldt@blau-malmfeldt.com
Email: kmd@chimicles.com

PLEASE DO NOT CALL THE COURT OR CLERK FOR INFORMATION

10

Exhibit D to Stipulation

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

TOM MILLIKEN, derivatively on behalf of HOSPITALITY INVESTORS TRUST, INC.,

Plaintiff,

v.

AMERICAN REALTY CAPITAL HOSPITALITY ADVISORS, LLC, et al,

Defendants,

-and-

HOSPITALITY INVESTORS TRUST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) )	No. 18-CV-1757 (VEC)

SUMMARY NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF HOSPITALITY INVESTORS TRUST, INC. (“HIT” OR THE “COMPANY”) STOCK (“CURRENT HIT STOCKHOLDERS”)

YOU ARE HEREBY NOTIFIED THAT the Court has preliminarily approved a proposed Settlement and dismissal of the above-captioned stockholder derivative action (the “Derivative Action”), that fully and completely releases the claims of HIT stockholders asserted in the Derivative Action in exchange for the cash payment to HIT of $15,181,108.47 and the tendering by certain Defendants of an aggregate of 83,504 shares of Company common stock to HIT. The cash payment to HIT will be reduced by any Court-awarded attorneys’ fees and expenses to Plaintiff’s Counsel and contribution award to Plaintiff in recognition of the substantial benefit they conferred on the Company in achieving the Settlement.

YOU ARE HEREBY FURTHER NOTIFIED THAT a hearing will be held on ________________, 2020, at ________ before the Honorable Valerie E. Caproni, United States District Judge, at the United States District Court for the Southern District of New York, Courtroom 443, located at 40 Foley Square, New York, New York 10007, to determine whether the proposed Settlement and Plaintiff’s Counsel’s application for an award of attorneys’ fees, reimbursement of expenses, and payment of a case contribution award in the aggregate amount of $2,250,000 should be granted final approval as fair, reasonable, and adequate.

YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. If the Court approves the Settlement, you will forever be barred from contesting the approval of the proposed Settlement and from pursuing the released claims. This is a “stockholder derivative action” not a “class action.” Thus, the Settlement provides for payments directly to HIT and there is no claim form for Company stockholders to fill out. Current HIT shareholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action. If you do not take steps to appear in these actions and object to the proposed Settlement by ____________, 2020, you will be bound by the final judgment of the Court and will forever be barred from raising an objection to such Settlement in this or any other action or proceeding, and from pursuing any of the released claims.

Exhibit D to Stipulation

THIS NOTICE IS ONLY A SUMMARY. IT DOES NOT DESCRIBE ALL THE DETAILS OF THE STIPULATION AND PROPOSED SETTLEMENT. The full details of the Stipulation and Proposed Settlement and other papers filed in the Derivative Action can be obtained at the United States District Clerk’s office, 500 Pearl Street, Room 120, New York, NY 10007, at any time during regular business hours of each business day. The Notice of Settlement of Stockholder Derivative Litigation and Stipulation are also available on the Investor Relations section of the Company’s website, www.hitreit.com, or by contacting Plaintiff’s Counsel: Kimberly M. Donaldson-Smith, Chimicles Schwartz Kriner & Donaldson-Smith LLP, 361 West Lancaster Avenue, Haverford, PA 19041, Phone: (610) 642-8500, Email: kmd@chimicles.com; or Paul D. Malmfeldt, Blau & Malmfeldt, 566 West Adams Street, Suite 600, Chicago, Illinois 60661, Phone: (312) 443-1600, Email: pmalmfeldt@blau-malmfeldt.com.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS ABOUT THIS MATTER TO EITHER THE COURT OR THE CLERK’S OFFICE.